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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

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
             SWITZERLAND                              98-0186363
      (State of Incorporation or                   (I.R.S. Employer
            Organization)                         Identification no.)
      Banthofstrasse 45, Zurich
   (Address or Principal Executive                    (Zip Code)
               Offices)
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       If this form relates to         If this form relates to
       the registration of a           the registration of a
       class of securities             class of securities
       pursuant to Section 12(b)       pursuant to Section 12(g)
       of the Exchange Act and         of the Exchange Act and
       is effective pursuant to        is effective pursuant to
       General Instruction             General Instruction
       A.(c), please check the         A.(d), please check the
       following box:  /X/             following box:  / /

Securities Act registration statement file
number to which this form relates:                        File No. 333-46930
                                                            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         To be so Registered               Each Class is to be Registered

         GOALs due August 2002 (linked     American Stock Exchange
         to the common stock of The
         Home Depot, Inc.)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on February 2, 2001, under Rule 424(b), pursuant to an effective Registration Statement on Form F-1 (No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by Amendment No. 1 thereto dated November 9, 2000 (the "F-1 Registration Statement"), under the Securities Act of 1933, as amended.



ITEM 2.           EXHIBITS.

                  1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as
                           Exhibit 4.1 to the F-1 Registration Statement)

                  2. Form of GOALs linked to the common stock of The Home Depot, Inc. (filed with the American Stock Exchange)
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UBS AG
                                             (Registrant)


Date: February 9, 2001                    By: /s/ROBERT C. DINERSTEIN
                                              ---------------------------------
                                              Robert C. Dinerstein
                                              Managing Director



                                          By: /s/ROBERT B. MILLS
                                              ---------------------------------
                                              Robert B. Mills
                                              Managing Director
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                           INSTRUCTIONS AS TO EXHIBITS

         If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.